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                                                                     EXHIBIT 5.1
                      [Andrews & Kurth L.L.P. Letterhead]


                                 November 5, 1997


U.S. Timberlands Klamath Falls, L.L.C.
6400 Highway 66
Klamath Falls, Oregon 97601

U.S. Timberlands Finance Corp.
6400 Highway 66
Klamath Falls, Oregan 97601

Gentlemen:

          We have acted as counsel to U.S. Timberlands Klamath Falls, L.L.C., a Delaware limited liability company (the "Company"), and U.S. Timberlands Finance Corp., a Delaware corporation ("Finance Corp.", and together with the Company the "Registrants") in connection with the Registrants' Registration Statement on Form S-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering and sale of up to
$225,000,000 aggregate principal amount of the Registrants'     % Senior Notes
due 2007 (the "Notes") to be offered in a public offering. The Notes are proposed to be issued in accordance with the provisions of an indenture (the "Indenture") substantially in the form filed as an exhibit to the Registrants' Registration Statement on Form S-1 (No. 333-34389).

          In arriving at the opinions expressed below, we have examined the Registration Statement, the Prospectus, the form of Indenture filed as an exhibit to the Registration Statement and the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials and officers and representatives of the Company, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed and have not verified that the signatures on all documents that we have examined are genuine, the authenticity of all documents submitted to us as originals, the conformity with the authentic originals of all documents submitted to us as certified, photostatic or faxed copies, and that all documents in respect of which forms were filed with the Commission as exhibits to the Registration Statement will conform in all material respects to the forms thereof that we have examined.
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U.S. Timberlands Klamath Falls, L.L.C.
U.S. Timberlands Finance Corp.
November 5, 1997
Page 2



          Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

     1. The Notes have been duly and validly authorized by all necessary action by the Company and Finance Corp., respectively.

     2. Assuming (i) due authorization, execution and delivery of the Indenture governing the Notes and the qualification thereof under the Trust Indenture Act of 1939, as amended, (ii) due execution and authentication of the Notes as specified in the Indenture and delivery of the Notes against payment therefor as described in the Registration Statement, (iii) due authorization, execution and delivery of the underwriting agreement pursuant to which the Notes are proposed to be sold and (iv) that the trustee is a corporation validly existing and in good standing under the law of its jurisdiction of incorporation, the Notes will constitute valid and legally binding obligations of the Company and Finance Corp., respectively.

          The opinions expressed above with respect to the Notes may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including reasonableness, materiality, good faith and fair dealing. Such opinions are also subject to the qualification that the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which proceedings may be brought.

          In rendering the foregoing, we express no opinion as to the validity, binding effect or enforceability of any choice of law provision or the enforceability of the waiver of rights under any usury laws.

          This opinion is limited in all respects to federal laws, the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the laws of the State of New York. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" therein.

                                             Very truly yours,


                                             Andrews & Kurth L.L.P.